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                                Exhibit 10(c)



February 23, 1995



Mr. Ernest G. Siddons
102 Shannon Drive
Pittsburgh, PA  15238

Dear Ernie:

     Ampco-Pittsburgh Corporation is hereby amending your Severance Agreement dated November 1, 1988 to change any reference to your former title of Senior Vice President and/or Chief Financial Officer to your current title of Executive Vice President and Chief Operating Officer.

Sincerely,

AMPCO-PITTSBURGH CORPORATION



s/Robert A. Paul
- -------------------------
Robert A. Paul, President


Accepted and agreed to
this 23rd day of February, 1995.


s/Ernest G. Siddons
- -------------------------
Ernest G. Siddons

RAP/lk